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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement of Medium4.com, Inc. on Form S-8 of our independent auditor's report, dated March 16, 2000, relating to the financial statements of Medium4.com, Inc. as of December 31, 1999 and 1998, and for the year ended December 31, 1999.


/s/Radin Glass & Co., LLP
Radin Glass & Co., LLP


New York, New York
July 14, 2000